UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2010 (May 11, 2010)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Vanguard Natural Resources, LLC (the “Company”) held its 2010 Annual Meeting of Unitholders (the “Annual Meeting”) on May 11, 2010.  At the Annual Meeting, the Company’s unitholders were requested to (i) elect six directors to the Company’s Board of Directors to serve until the Company’s 2011 Annual Meeting of Unitholders and (ii) ratify the appointment of BDO Seidman, LLP as independent auditor of the Company for the fiscal year ending December 31, 2010.  Each of these items is more fully described in the Company’s proxy statement filed on March 26, 2010.

The final results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Directors: The election of each of the six nominees for the Company’s Board of Directors was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Scott W. Smith	3,023,366	144,415	9,857,308
W. Richard Anderson	3,025,448	142,333	9,857,308
Loren Singletary	2,449,898	717,883	9,857,308
Bruce W. McCullough	2,450,943	716,838	9,857,308
John McGoldrick	2,449,465	718,316	9,857,308
Lasse Wagene	3,020,499	147,282	9,857,308

Proposal No. 2 — Ratification of the Appointment of BDO Seidman, LLP: The appointment of BDO Seidman, LLP was approved as follows:

For	Against	Abstain
12,934,258	52,200	38,631

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

By:              /s/ Scott W. Smith
Name:         Scott W. Smith
Title:           President, Chief Executive Officer and Director
July 28, 2010